SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2004

Philadelphia Consolidated Holding Corp.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-22280	23-2202671

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer’ Identification No.)

One Bala Plaza, Suite 100, Bala Cynwyd, PA	19004

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 617-7900

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.
Signatures

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

In connection with the preparation of a Form 10-K/A for the fiscal year ended December 31, 2003, the Company determined that there was an error in prior period financial statements arising from recording a profit commission under a reinsurance contract. The profit commission was due to the Company from a reinsurer under a 2001 accident year aggregate stop loss reinsurance contract effective during the period January 1, 2001 through December 31, 2001 and was originally recorded in the second quarter 2002 but portions of such profit commission should have been recorded during each quarter of 2001. As a result the Company will restate its audited consolidated financial statements for the years ended December 31, 2002 and 2001 to include the revenue and net income arising from such profit commission in 2001, rather than 2002. The restatement adjustment effect is to increase the Company’s revenue and net income for the year ended December 31, 2001, and decrease the Company’s revenue and net income for the year ended December 31, 2002, by $3.5 million and $2.3 million, respectively.

The decision to restate is based upon the provisions of Emerging Issues Task Force No. 93-6, “Accounting for Multiple–Year Retrospectively Rated Contracts by Ceding and Assuming Enterprises”. Based upon these provisions, the Company has determined that under generally acceptable accounting principles it should have been accruing a portion of the profit commission during each period since the inception of the contract based on the actual experience of the underlying business, i.e., net premiums earned less losses incurred. The Company intends to file an amended Form 10-K/A for the fiscal year ended December 31, 2003 to reflect this restatement.

The effect of this restatement on the consolidated balance sheet as of December 31, 2001 (the restatement does not affect the Company’s consolidated balance sheet as of December 31, 2002) and consolidated statements of operations and comprehensive income for the years ended December 31, 2002 and December 31, 2001 is shown in the tables below (in thousands, except per share amounts):

Consolidated Statements of Operations and Comprehensive Income Data

	Year Ended December 31, 2002			Year Ended December 31, 2001
	As			As
	Previously	Restatement	As	Previously	Restatement	As
	Reported	Adjustment	Restated	Reported	Adjustment	Restated
Net earned premiums	$421,186	$(3,464)	$417,722	$296,093	$3,464	$299,557
Total revenue	$456,242	$(3,464)	$452,778	$332,463	$3,464	$335,927
Income before income taxes	$52,519	$(3,464)	$49,055	$46,198	$3,464	$49,662
Income tax expense: current	$22,018	$(1,212)	$20,806	$18,216	$1,212	$19,428
Total income tax expense	$16,514	$(1,212)	$15,302	$15,639	$1,212	$16,851
Net income	$36,005	$(2,252)	$33,753	$30,559	$2,252	$32,811
Basic earnings per share	$1.67	$(0.11)	$1.56	$1.85	$0.14	$1.99
Diluted earnings per share	$1.62	$(0.11)	$1.51	$1.78	$0.13	$1.91

Consolidated Balance Sheet Data

	As of December 31, 2001
	As
	Previously	Restatement	As
	Reported	Adjustment	Restated
Other assets	$8,668	$3,464	$12,132
Total assets	$1,017,722	$3,464	$1,021,186
Other liabilities	$31,458	$1,212	$32,670
Total liabilities	$589,030	$1,212	$590,242
Retained earnings	$155,095	$2,252	$157,347
Total shareholders’ equity	$428,692	$2,252	$430,944
Total liabilities and shareholders’ equity	$1,017,722	$3,464	$1,021,186

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Philadelphia Consolidated Holding Corp. -------------------------------------------- (Registrant)
Dated: August 11, 2004	By:	Craig P. Keller
Craig P. Keller
Executive Vice President, Secretary, Treasurer and Chief Financial Officer